Exhibit 5

Nashville City Center | 511 Union Street, Suite 2700 | Nashville, TN 37219| T 615.244.6380| F 615.244.6804
Holland & Knight LLP | www.hklaw.com

December 17, 2025

Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), and Healthcare Realty Holdings, L.P., a Delaware limited partnership (the “OP”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (Registration No. 333-273784) (the “Registration Statement”) filed by the Company and the OP under the Securities Act of 1933, as amended (the “Securities Act”), and the related Prospectus dated August 8, 2023 (the “Prospectus”), as supplemented by the Prospectus Supplement dated December 17, 2025 (the “Prospectus Supplement”), relating to the offering of a number of shares of Class A common stock of the Company, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $1,000,000,000, issuable pursuant to:

(i)     those certain Equity Distribution Agreements, each dated as of December 17, 2025, each between the Company and the OP, on the one hand, and respectively J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC and each of the Forward Purchasers (as defined below), on the other hand (collectively, the “Equity Distribution Agreements”); and

(ii)     those certain Master Forward Confirmations, each dated as of December 17, 2025, each between the Company and the OP, on the one hand, and respectively JPMorgan Chase Bank, National Association, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank, and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”), on the other hand (collectively, the “Master Forward Confirmations”).

Healthcare Realty Trust Incorporated
December 17, 2025

Each of the Equity Distribution Agreements and each of the Master Forward Confirmations is referred to herein as an “Agreement” and, collectively, as the “Agreements.”

This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)     The Registration Statement and all exhibits thereto;

(ii)    executed counterparts of the Agreements;

(iii)    the Fifth Articles of Amendment and Restatement of the Company, as amended through the date hereof (the “Articles of Incorporation”);

(iii)    the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”);

(iv)    the Certificate of Limited Partnership of the OP, as amended through the date hereof;

(v)    the Second Amended and Restated Agreement of Limited Partnership of the OP and

(vi)    resolutions adopted by the Company’s Board of Directors at meetings held on May 2, 2023 and October 28, 2025, which resolutions provided authorization to the Company on its own behalf and as the general partner of the OP.

We have also examined originals or copies of such records of the Company and the OP, certificates and websites of public officials and of officers or other representatives of the Company and the OP and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

Healthcare Realty Trust Incorporated
December 17, 2025

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)    That the offer and sale of Shares pursuant to the Agreements complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Agreements.

We have not independently established the validity of the foregoing assumptions.

    Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Agreements, the Shares will be validly issued, fully paid and non-assessable.

    Our opinion is limited to the Maryland General Corporation Law, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

    This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Agreements and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

    We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as an exhibit to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

                        Respectfully submitted,

/s/ HOLLAND & KNIGHT LLP

Healthcare Realty Trust Incorporated
December 17, 2025